UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2011
PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street Suite 2800 South Denver, CO	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 634-2239
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Appointment of Directors
The Company’s board of directors appointed Chad Brownstein and Scott Reiman to the board of directors effective August 24, 2011. Mr. Brownstein has been appointed non-executive vice-chairman of the board of directors.
Mr. Brownstein is a member of Crescent Capital Group (formerly Trust Company of the West Leveraged Finance Group) where he focuses on investing in Special Situations. Previously, he was a Senior Advisor at Knowledge Universe Ltd., where he focused on turnaround operations and private equity investing. Prior to that, he was a Partner at ITU Ventures making venture and growth investments with a specialization in corporate strategy. Earlier in his career, Mr. Brownstein worked at Donaldson Lufkin & Jenrette in the Merchant and Investment Banking divisions. Mr. Brownstein is a member of the American Trustees for the Yitzhak Rabin Center in Israel, Cedars Sinai Board of Governors, California Competes Council, and serves on the board of directors for Los Angeles Conservation Corps and First PacTrust Bancorp (a Nasdaq listed company). Mr. Brownstein attended Columbia Business School and received a BA from Tulane University. Mr. Brownstein’s father is a founding partner of Brownstein Hyatt Farber Schreck, LLP which serves as the Company’s principal outside legal counsel. Mr. Brownstein’s father owns 600,000 shares of the Company’s common stock. The Company has paid Brownstein Hyatt approximately $580,000 in legal fees since January 1, 2010. The Company has also issued Brownstein Hyatt as compensation 100,000 fully vested shares of common stock. Additionally, BHFS has purchased 200,000 shares of the Company’s common stock which will be paid for by a promissory note to the Company in the amount of $750,000 (representing the fair market value of the stock on the purchase date). The Note bears interest at the short term applicable federal rate and matures in one year. The Note is secured by the common stock purchased, and 20% of the outstanding principal balance constitutes a recourse obligation. As a result of the law firm representing the Company on August 15, 2011, the principal amount of the Note was reduced by $375,000. If the law firm is not representing the Company as of February 3, 2012, the Company has the right to acquire 100,000 shares for $375,000. If the law firm is representing the Company on February 3, 2012, the principal amount of the Note will be reduced by $375,000. Mr. Brownstein does not share in any of these fees or transactions. In addition to being a co-founder of the Company, Mr. Brownstein has extensive investment experience in financial and capital markets and in corporate governance. Mr. Brownstein’s expertise provide a valuable and unique perspective to our board of directors in its oversight of the Company’s strategy, planning and operations and led our board of directors to conclude that he should serve as a director.
Mr. Reiman is the founder of Hexagon Investments, a private investment company that engages in marketable securities, real estate, private equity and venture capital, and oil and gas and has served as President since 1992. Hexagon Investments is an investor in the Company. Mr. Reiman has served on various corporate and civic boards. Mr. Reiman is currently a board member of the following: Pioneer Natural Resources (a NYSE listed company), The University of Denver, Denver Scholarship Foundation, Graland Country Day School, American Transplant Foundation, The Denver Art Museum, and Alliance for Choice in Education. Mr. Reiman is also managing director of the Reiman Foundation and was part of the Big Brother program in Denver for four and one-half years. Mr. Reiman graduated from the University of Denver in 1987 with a Bachelor of Science in Business Administration in Finance. Mr. Reiman’s extensive investment experience in both managing an investment company and analyzing natural resource investments provide a valuable and unique perspective to our board of directors in its oversight of the Company’s strategy, planning and operations and led our board of directors to conclude that he should serve as a director.
Appointment of Chief Financial Officer
The Company has appointed Wayne Rich as chief financial officer and vice president of finance effective September 6, 2011. Jonathan Bloomfield, our current chief financial officer, shall assume the position of Vice President of Corporate Development effective September 6, 2011.
Mr. Rich served as treasurer and director of corporate finance at Thompson Creek Metals Inc., a publicly traded metals and mining company, from October 2008 until August 2011. Prior to that he served in several capacities at The Doe Run Resources Corporation, an integrated mining and metals manufacturing company, from August 1998 to October 2008, including as treasurer from April 2007 to October 2008 and assistant treasurer from July 2004 to April 2007. Mr. Rich holds a masters in business administration from Illinois State University and a bachelors of science in accountancy from Eastern Illinois University.
Mr. Rich has an at will employment agreement with us effective September 6, 2011. Pursuant to the terms of his employment agreement, he will receive a base salary of $275,000 per year and is expected to receive within 60 days of his start of employment options to purchase 1,000,000 shares of our common stock exercisable at fair market value at the time of grant. 250,000 of the options will be vested on the grant date, 250,000 options will vest on the 180th anniversary of the effective date of his employment agreement and 500,000 options will vest on the one year anniversary of the effective date of his employment agreement. If the exercise price of the 1,000,000 options is greater than $4.50 per share Mr. Rich is expected to receive an additional 200,000 options to purchase our common stock exercisable at fair market value at the time of grant and vesting on the one year anniversary of the effective date of his employment agreement. The options will vest immediately upon a change of control or if Mr. Rich’s services as chief financial officer are terminated other than for cause or by Mr. Rich. Mr. Rich is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors in a minimum amount of 80% of base salary and a maximum amount of 120% of base salary. Mr. Rich’s annual bonus for the 2011 year shall be not less than $100,000. A copy of his employment agreement is attached hereto as Exhibit 10.1.

Adoption of Equity Incentive Plans
The Company’s board of directors has adopted effective August 24, 2011 two equity incentive plans, one covering employees and one covering directors and consultants. 5,000,000 shares of common stock have been reserved for issuance under the employee plan and 2,500,000 shares of common stock have been reserved for issuance under the director and consultant plan. The plans provide for issuance of stock options, stock grants (with or without a purchase price, which would be set by the compensation committee), stock appreciation rights (with an exercise price no less than fair market value) and other awards as determined by the Company’s compensation committee.
The compensation committee may grant two types of options: (i) options qualifying as “incentive stock options” under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision, and designated as such by the compensation committee, also referred to herein as “ISOs,” or (ii) nonstatutory options. ISOs may be granted only to employees. To the extent required by Section 422(d) of the Internal Revenue Code of 1986, as amended, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000. The exercise price per share under each option will be determined by the compensation committee. In addition, the exercise price of ISOs will be determined in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended.
The compensation committee in its discretion may provide that an award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the committee, which may be based on factors including, but not limited to, the price of a share of common stock, Prospect Global’s earnings per share, its market share, its sales, its operating margin, or its earnings before or after interest, taxes, depreciation, or amortization; (b) the participant’s continuous service for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion; or (d) a combination of any of the foregoing.
The purpose of the equity plans is to further the growth and development of the Company by affording an opportunity for stock ownership to selected employees, directors and consultants of the Company and its affiliates who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The plans are also intended to assist the Company in attracting new employees, directors and consultants and retaining existing employees, directors and consultants; to encourage growth of the Company through incentives that are consistent with the Company’s goals; to provide incentives for individual performance; and to promote teamwork.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Identification of Exhibits
4.1	2011 Employee Equity Incentive Plan
4.2	2011 Director and Consultant Equity Incentive Plan
10.1	Employment Agreement with Wayne Rich

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

Date: August 30, 2011	By:	/s/ Patrick L. Avery Chief Executive Officer